UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York		10014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2015, the Board of Directors (the “Board”) of Medidata Solutions, Inc., a Delaware corporation (the “Company”), adopted the Company’s Amended and Restated Bylaws (the “Restated Bylaws”), revising Sections 2.9, 2.15, and 3.4 thereof, primarily to implement a majority voting standard in uncontested elections of directors (the “Majority Voting Standard”). The Majority Voting Standard provides that a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that at a contested election meeting, directors shall be elected by a plurality of the votes cast.

The foregoing summary of the amendments to the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

As part of the implementation of the Majority Voting Standard, on the same date, the Board amended its Corporate Governance Guidelines to provide, among other things, that with respect to director nominations, the Board will nominate for election or reelection as director only (i) candidates who agree to tender, promptly following the stockholders’ meeting at which they are elected as director or (ii) incumbent directors who have tendered, in advance of such nomination, irrevocable resignations that in each case will be effective upon the failure of such director to receive the required vote at the next stockholders’ meeting at which they face reelection and Board acceptance of such resignation.

If an incumbent director fails to receive the required vote for reelection, the Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation as previously tendered pursuant to the Company’s Corporate Governance Guidelines or whether other action should be taken. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation or whether other action should be taken. Within 90 days from the date the election results are certified, the Company will publicly disclose the Board’s decision and the rationale behind such decision.

An updated version of the Company’s Corporate Governance Guidelines is posted on the Company’s website at www.investor.mdsol.com. No information contained on the Company’s website is intended to be included as part of, or incorporated by reference into, this Current Report on Form 8-K.

Item 8.01.	Other Events.

On July 22, 2015, the Board appointed as its Lead Director Robert B. Taylor, a director of the Company since 2008 and the current Chairman of the Audit Committee and the Nominating and Governance Committee, effective immediately. Mr. Taylor’s duties and responsibilities as Lead Director are set forth in the Company’s amended Corporate Governance Guidelines and include (but are not limited to) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; serving as a liaison between the Chairman and the independent directors; leading the annual CEO evaluation process; and, when appropriate, consulting and directly communicating with stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Medidata Solutions, Inc., as amended on July 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: July 27, 2015

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended & Restated Bylaws of Medidata Solutions, Inc.